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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-77721) of our report dated March 25, 1999, except for Note 12 and Note 15, as to which the date is April 9, 1999, relating to the financial statements, which appear in the 1999 Annual Report to Shareholders of Blyth Industries, Inc. and Subsidiaries, which is incorporated by reference in the Blyth Industries, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to incorporation by reference of our report dated March 25, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                       /s/ PricewaterhouseCoopers LLP

May 12, 1999
Chicago, Illinois